Exhibit 23.2

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR

LEAF ASSET MANAGEMENT, LLC

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 10, 2007, accompanying the financial statements of LEAF Asset Management, LLC as contained in this Pre-Effective Amendment No. 3 of the Registration Statement and Prospectus on Form S-1 (File No. 333-137734). We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania

January 11, 2007